UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 22, 2009

TARGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware		74-3117058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Targa Investments 2009 Annual Incentive Compensation Plan. On January 22, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Targa Resources Investments Inc. (“Targa Investments”), the indirect parent of Targa Resources, Inc. (the “Company”), approved the Targa Investments 2009 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities of Targa Resources Partners LP (the “Partnership”)) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, funding of a discretionary cash bonus pool is expected to be recommended by the Company’s chief executive officer (the “CEO”) and approved by the Committee based on the Company’s achievement of certain business priorities. The Bonus Plan is administered by the Committee, which considers certain recommendations by the CEO. Following the end of the year, the CEO recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon the achievement of the business priorities of the Company, generally ranging from 0 to 2x the total target bonus for the employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to certain of the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers.

The Committee has established the following eight key business priorities for 2009:

•	manage controllable costs to levels at or below plan levels – with a continuous effort to improve costs for 2009 and beyond;

•	examine, prioritize, and approve each capital project closely for economics (or necessity) in the current environment;

•	increase scrutiny and proactively manage credit and liquidity across finance, credit and commercial areas;

•	reduce (eliminate where appropriate) downstream’s inventory exposure (for the Company only);

•	continue to invest in our businesses primarily within existing cash flow;

•	pursue selected opportunities including new shale play gathering and processing build outs, other fee-based capex projects and the potential to purchase distressed strategic assets;

•	analyze and recommend approaches to achieve maximum value; and

•	execute on the above priorities, including the 2009 financial business plan.

The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target percentages ranging from approximately 3% to 50% of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. The Committee has discretion to adjust the cash bonus pool attributable to the business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Funding of the Company’s cash bonus pool and the payment of individual cash bonuses to employees are subject to the sole discretion of the Committee.

Long-Term Incentive Plan. On January 22, 2009, the Committee made the following grants under the Targa Resources Investments Inc. Long-Term Incentive Plan (the “Plan”): 34,000 performance units to Mr. Rene R. Joyce, 20,800 performance units to Mr. Joe Bob Perkins, 20,800 performance units to Mr. Michael A. Heim and 15,500 performance units to Mr. Jeffrey J. McParland. The Plan is administered by the Committee.

Awards under the Plan may be made to employees, consultants and directors of Targa Investments and its affiliates who perform services for Targa Investments, including officers, directors and employees of the Company. The Plan provides for the grant of performance units which are cash-settled awards linked to the relative performance of the Partnership, one of our subsidiaries, common units. The awards made to Messrs. Joyce, Perkins, Heim and McParland will vest on June 30, 2012, with the amounts vesting under such awards dependent on the Partnership’s performance compared to a peer-group consisting of the Partnership and 12 other publicly traded partnerships. The Committee has the ability to modify the peer-group in the event a peer company is no longer determined to be one of the Partnership’s peers. The cash settlement value of each performance unit award will be the value of an equivalent Partnership common unit at the time of vesting plus associated distributions over the three year period, which may be higher or lower than the Partnership common unit price at the time of the grant. If the Partnership’s performance equals or exceeds the performance for the median of the group, 100% of the award will vest. If the Partnership ranks tenth in the group, 50% of the award will vest, between tenth and seventh, 50% to 100% will vest, and for a performance ranking lower than tenth, no amounts will vest.

This description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-4 (File No. 333-147066), as amended, and is incorporated herein by reference. A copy of the form of Performance Unit Grant Agreement to be used in connection with the 2009 and future awards under the Plan is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 10.1	Targa Resources Investments Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-4/A (File No. 333-147066) dated December 18, 2007).

Exhibit 10.2	Form of Performance Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES, INC.

Dated: January 27, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Targa Resources Investments Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-4/A (File No. 333-147066) dated December 18, 2007).

Exhibit 10.2	Form of Performance Unit Grant Agreement